                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
[X]  Definitive Proxy Statement                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                             iXL ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   [IXL LOGO]

                             IXL ENTERPRISES, INC.
                 1900 EMERY STREET, NW, ATLANTA, GEORGIA 30318
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 2000
                            ------------------------

To our Shareholders:

     The 2000 annual meeting of shareholders of iXL Enterprises, Inc. will be held at 1900 Emery Street, NW, Atlanta, Georgia, on Tuesday, May 30, 2000, beginning at 10:30 a.m. local time. At the meeting, shareholders will act on the following matters:

     1. Election of ten directors, each for a term of one year;

     2. Consideration of a proposal to approve our Amended and Restated 1999B Employee Stock Option Plan;

     3. Consideration of a proposal to approve our 2000 Employee Stock Purchase Plan; and

     4. Any other matters that properly come before the meeting.

     Shareholders of record at the close of business on April 27, 2000 are entitled to notice of, and to vote at the meeting or at any postponements or adjournments of the meeting.

                                          By Order of the Board of Directors,

                                          /s/ James S. Altenbach

                                          JAMES S. ALTENBACH
                                          Secretary

Atlanta, Georgia
April 28, 2000

                             YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................    1
  What is the purpose of the annual meeting?................    1
  Who is entitled to vote at the meeting?...................    1
  Who can attend the meeting?...............................    1
  What constitutes a quorum?................................    1
  How do I vote?............................................    1
  Can I vote by telephone or electronically?................    2
  Can I change my vote after I return my proxy card?........    2
  What are the Board's recommendations?.....................    2
  What vote is required to approve each item?...............    2
  Who pays for the preparation of the proxy?................    3
Stock Ownership.............................................    4
  Who are the largest owners of our stock and how much stock
     do our directors and executive officers own?...........    4
  Section 16(a) Beneficial Ownership Reporting Compliance...    6
Item 1 -- Election of Directors.............................    7
  Directors Standing for Election...........................    7
  How are directors compensated?............................    9
  How often did the Board meet during 1999?.................    9
  What committees has the Board established?................    9
Management..................................................   10
  Executive Officers........................................   10
Executive Compensation and Other Information................   11
  Executive Compensation....................................   11
  Stock Option Information..................................   12
  Report of the Compensation Committee......................   13
  What is our philosophy regarding executive officer
     compensation?..........................................   14
  What are the components of executive compensation?........   14
  How is our chief executive officer compensated?...........   15
  How are we addressing Internal Revenue Code limits on
     deductibility of compensation?.........................   15
  Compensation Committee Interlocks and Insider
     Participation..........................................   16
  Employment Contracts and Severance Arrangements...........   16
Performance Graph...........................................   18
Item 2 -- Approval of the Amended and Restated 1999B
  Employee Stock Option Plan................................   19
  Why should you approve the 1999B Option Plan?.............   19
  What are the purposes of the 1999B Option Plan?...........   19
  What are the main features of the 1999B Option Plan?......   19
  What is the value of the benefits that directors,
     executive officers and employees can obtain under the
     1999B Option Plan?.....................................   20
  What is the Federal Income Tax Consequences of Awards of
     Options?...............................................   20
Item 3 -- Approval of the 2000 Employee Stock Purchase
  Plan......................................................   22
  Why should you approve the Employee Stock Purchase
     Plan?..................................................   22
  How does an employee invest in common stock under the
     Employee Stock Purchase Plan?..........................   22
  How many shares of common stock will be available under
     the Employee Stock Purchase Plan?......................   22
  What are the main features of the Employee Stock Purchase
     Plan?..................................................   22
  What are the Federal tax consequences of the Employee
     Stock Purchase Plan?...................................   23

                                                              PAGE
                                                              ----
  What is the importance of consulting a tax advisor?.......   23
  What is the value of the benefits that participants can
     obtain under the Employee Stock Purchase Plan?.........   24
Certain Transactions........................................   24
Relationships with Independent Public Accountants...........   28
Other Business..............................................   28
Shareholder Proposals for the 2001 Annual Meeting...........   28
ANNEX A  -- iXL Enterprises, Inc. Amended and Restated 1999B
  Employee Stock Option Plan................................  A-1
ANNEX B  -- iXL Enterprises, Inc. 2000 Employee Stock
  Purchase Plan.............................................  B-1

                      2000 ANNUAL MEETING OF SHAREHOLDERS
                                       OF

                             IXL ENTERPRISES, INC.
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This proxy statement contains information related to our annual meeting of shareholders to be held on Tuesday, May 30, 2000, beginning at 10:30 a.m. local time, at 1900 Emery Street, NW, Atlanta, Georgia, and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to shareholders is May 5, 2000. You should review this information in conjunction with our 1999 Annual Report to Shareholders which accompanies this proxy statement.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the approval of our Amended and Restated 1999B Employee Stock Option Plan and the approval of our 2000 Employee Stock Purchase Plan. In addition, our management will report on the performance of the Company during 1999 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only shareholders of record at the close of business on the record date, April 27, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 74,268,596 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

     If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

     The deadline for voting by telephone or electronically is 5:00 p.m. Atlanta time, on May 29, 2000.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board is set forth with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     - FOR the election of the nominated slate of directors (see pages 7 to 10);

     - FOR the proposal to approve the Amended and Restated 1999B Employee Stock Option Plan (see pages 19 to 21); and

     - FOR the proposal to approve the 2000 Employee Stock Purchase Plan (see pages 22 to 24).

     The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any board nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting (either in person or by proxy) is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

     OTHER ITEMS. For each other item, the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO PAYS FOR THE PREPARATION OF THE PROXY?

     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

     Our principal executive offices are located at 1900 Emery Street, NW, Atlanta, Georgia, and our telephone number is 1-888-iXL-1122. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF OUR STOCK AND HOW MUCH STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount of common stock beneficially owned as of April 27, 2000 by (a) each of our directors and nominees for director, (b) each of our current executive officers named in the Summary Compensation Table below, (c) all of our directors and current executive officers as a group and
(d) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o iXL Enterprises, Inc., 1900 Emery Street, NW, Atlanta, Georgia 30318.

                                        AGGREGATE NUMBER
                                           OF SHARES       ACQUIRABLE      TOTAL NUMBER      PERCENTAGE
                                          BENEFICIALLY       WITHIN         OF SHARES         OF SHARES
                                            OWNED(1)       60 DAYS(2)   BENEFICIALLY OWNED   OUTSTANDING
NAME                                          (A)             (B)       (COLUMNS (A)+(B))      (%)(3)
----                                    ----------------   ----------   ------------------   -----------
Kelso Investment Associates V, L.P.
  and Kelso Equity Partners V,
  L.P.(4).............................     15,656,096             --        15,656,096          21.1
  Joseph S. Schuchert.................     15,656,096             --        15,656,096          21.1
  Frank T. Nickell....................     15,661,061             --        15,661,061          21.1
  Thomas R. Wall, IV(16)..............     15,918,276             --        15,918,276          21.4
  George E. Matelich..................     15,713,046             --        15,713,046          21.2
  Michael B. Goldberg.................     15,660,261             --        15,660,261          21.1
  David I. Wahrhaftig.................     15,667,786             --        15,667,786          21.1
  Frank K. Bynum, Jr.(16).............     15,683,096             --        15,683,096          21.1
  Philip E. Berney....................     15,678,596             --        15,678,596          21.1
     c/o Kelso & Company
     320 Park Avenue 24th Floor
     New York, NY 10022
CB Capital Investors, L.P.(5).........      7,939,427             --         7,939,427          10.7
  CB Capital Investors, Inc. .........
  Jeffrey C. Walker(16)...............
     380 Madison Avenue 12th Floor
     New York, NY 10017-2591
Capital Research and Management
  Company(6)..........................      6,215,000             --         6,215,000           8.4
     333 South Hope Street
     Los Angeles, CA 90021
General Electric Capital Corporation,
  General Electric Capital Assurance
  Company, GE Capital Equity
  Investments, Inc. and General
     Electric Pension Trust(7)........      4,011,571      3,000,000         7,011,571           9.4
     120 Long Ridge Road
     Stamford, CT 06927
U. Bertram Ellis, Jr.(8)(17)..........      1,599,886      2,187,223         3,787,109           5.1
Jeffrey T. Arnold(16).................             --         50,000            50,000             *
William C. Nussey(9)(18)..............         10,000      1,069,684         1,079,684           1.5
C. Cathleen Raffaeli(10)(20)..........          1,300        187,500           188,800             *
Niraj S. Shah(11)(18).................        286,696         25,000           311,696             *
Kevin Foster(12)(19)..................          2,500         13,542            16,042             *
Jonathan Ballon(13)(19)...............            810          7,291             8,101             *
Thomas G. Rosencrants(14)(16).........      1,000,000             --         1,000,000           1.3
Jerome D. Colonna(15)(16).............        550,620             --           550,620             *
Gary Wendt(16)........................          5,000         50,000            55,000             *
All Directors and Executive Officers
  as a Group (13 persons).............     28,930,499      4,294,140        33,224,639          44.7

---------------
   * Represents less than 1% of our outstanding common stock.

 (1) Beneficial ownership includes shares of common stock over which the named person has either sole or shared investment or voting power and is based on information contained in documents publicly filed by the named person with the Securities and Exchange Commission ("SEC"), publicly available information or information available to us.

 (2) Reflects the number of shares that may be purchased by the holder by exercise of options granted under our stock option plans or warrants, at April 27, 2000 or within 60 days thereafter.

 (3) In computing the percentage ownership of a person, shares of common stock that are acquirable by such person within 60 days as set forth in column
     (b) are deemed outstanding. These shares of common stock, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of April 27, 2000, there were 74,268,596 shares of our common stock outstanding.

 (4) Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney may be deemed to share beneficial ownership of shares of common stock owned of record by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., by virtue of their status as general partners of the general partner of Kelso Investment Associates V, L.P. and as general partners of Kelso Equity Partners V, L.P. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney share investment and voting power with respect to shares owned by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., but disclaim beneficial ownership of such shares.

     Information for Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P. includes 14,673,227 shares held by Kelso Investment Associates V, L.P. and 982,869 shares held by Kelso Equity Partners V, L.P. Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., due to their common control, could be deemed to beneficially own each of the other's shares, but disclaim such beneficial ownership.

     Information for Mr. Nickell includes 4,965 shares of common stock owned by trusts of which he is the trustee; Mr. Nickell disclaims beneficial ownership of such shares. Information for Mr. Wall includes 42,410 shares of common stock that are owned directly by him and 219,770 shares of common stock owned by trusts of which he is the trustee; Mr. Wall disclaims beneficial ownership of such trust shares. Information for Mr. Matelich includes 56,950 shares of common stock that are owned directly by him. Information for Mr. Goldberg includes 4,165 shares of common stock that are owned directly by him. Information for Mr. Wahrhaftig includes 11,690 shares of common stock that are owned directly by him. Information for Mr. Bynum includes 27,000 shares of common stock that are owned directly by him. Information for Mr. Berney includes 22,500 shares of common stock that are owned directly by him.

 (5) CB Capital Investors, Inc. is the general partner of CB Capital Investors, L.P., and accordingly may be deemed to beneficially own the shares owned by CB Capital Investors, L.P. Mr. Walker is a general partner of Chase Capital Partners, a New York general partnership, which is the sole limited partner and investment advisor of CB Capital Investors, L.P. Accordingly, Mr. Walker may be deemed to beneficially own the shares owned by CB Capital Investors, L.P. However, Mr. Walker disclaims beneficial ownership of all common stock owned by CB Capital Investors, L.P., except an indeterminate number thereof in which he has a continuing pecuniary interest as a current general partner of Chase Capital Partners. The Chase Manhattan Bank is the sole shareholder of CB Capital Investors, Inc., and accordingly may be deemed to beneficially own the shares owned by CB Capital Investors, L.P. However, The Chase Manhattan Bank disclaims this beneficial ownership. The Chase Manhattan Corporation is the sole shareholder of The Chase Manhattan Bank, and accordingly may be deemed to beneficially own the shares owned by CB Capital Investors, L.P. However, The Chase Manhattan Corporation disclaims this beneficial ownership.

 (6) Capital Research and Management Company is a registered investment adviser under the Investment Advisers Act of 1940 and may be deemed to be the beneficial owner of 6,215,000 shares of common stock by virtue of acting as investment adviser to various mutual funds. Capital Research and Management Company disclaims beneficial ownership of such shares of common stock.

 (7) Information for General Electric Capital Corporation, General Electric Capital Assurance Company, GE Capital Equity Investments, Inc. and General Electric Pension Trust includes (a) for General Electric Capital
     Corporation: 2,204,159 shares of common stock currently held and 500,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of April 27, 2000, (b) for General Electric Capital Assurance Company: 437,038 shares of common stock currently held, (c) for GE Capital Equity Investments, Inc.: 996,299 shares of common stock currently held and 2,500,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of April 27, 2000, and (d) for General Electric Pension Trust: 374,075 shares of common stock currently held.

 (8) Information for U. Bertram Ellis, Jr. excludes 1,201,666 shares of common stock issuable upon exercise of options which are not exercisable within 60 days of April 27, 2000.

 (9) Information for William C. Nussey excludes 774,592 shares of common stock issuable upon exercise of options which are not exercisable within 60 days of April 27, 2000.

(10) Information for C. Cathleen Raffaeli excludes 312,500 shares of common stock issuable upon exercise of options which are not exercisable within 60 days of April 27, 2000.

(11) Information for Niraj S. Shah excludes 435,000 shares of common stock issuable upon exercise of options which are not exercisable within 60 days of April 27, 2000.

(12) Information for Kevin Foster excludes 66,458 shares of common stock issuable upon exercise of options which are not exercisable within 60 days of April 27, 2000.

(13) Includes 100 shares held by an investment club in which Jonathan Ballon is a 20% owner. Mr. Ballon does not exercise voting or investment power over these shares and, therefore, disclaims beneficial ownership over these shares. Information for Jonathan Ballon excludes 102,709 shares of common stock issuable upon exercise of options which are not exercisable within 60 days of April 27, 2000.

(14) Thomas G. Rosencrants is a general partner of Greystone Capital Partners I, L.P., which holds 1,000,000 shares of common stock. Mr. Rosencrants disclaims beneficial ownership of such shares.

(15) Jerome D. Colonna is a partner in Flatiron Partners, LLC, which beneficially owns 195,769 shares of common stock held by Flatiron Fund 1998/99, LLC and 150,000 shares of common stock held by Flatiron Fund, LLC. Mr. Colonna disclaims beneficial ownership of such shares. Mr. Colonna is the 50% owner of The Litchfield Company, LLC, which owns 204,851 shares of common stock.

(16) The named person is a director and director nominee of ours.

(17) The named person is a director, a director nominee and an executive officer of ours.

(18) The named person is a director and a director nominee, and is an executive officer of our subsidiary iXL, Inc.

(19) The named person is an executive officer of our subsidiary iXL, Inc.

(20) The named person is an executive officer of our subsidiary Consumer Financial Network, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To our knowledge, based solely on a review of the copies of filings furnished to us and written or oral representations that no other reports were required, we believe that all of our directors and executive officers complied during 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that the late Vincent Copeland filed his Form 3 reporting his appointment as our Executive Vice President for Worldwide Client Development three days late.

                        ITEM 1 -- ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     Our Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors, provided that the Board shall at no time consist of fewer than three directors. The Board has fixed the number of directors at ten. Each director elected at the annual meeting will serve a one-year term.

     Each of the current members of the Board has been nominated to be re-elected as a director at the annual meeting. Under a shareholders agreement between us and Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P. (collectively, the "Kelso Funds"), and CB Capital Investors, L.P., our two largest shareholders, we are required to include as board nominees at every annual shareholders' meeting (or at any special shareholders' meeting for the election of directors) two individuals designated by the Kelso Funds and one individual designated by CB Capital Investors, L.P. so long as each of these shareholders owns at least 5% of our outstanding common stock. As of April 27, 2000, the Kelso Funds beneficially owned approximately 21.1% and CB Capital Investors beneficially owned approximately 10.7% of our outstanding common stock. For this year's annual meeting, the Kelso Fund's board designees included among our board nominees are current directors Mr. Thomas R. Wall, IV and Mr. Frank K. Bynum, and CB Capital Investors' board designee included among our board nominees is current director Mr. Jeffrey C. Walker. Neither of these shareholders are obligated by the shareholders agreement to vote their shares in favor of any of the board nominees, though we have no reason to believe that they will not do so.

     The Board has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominees designated by the Board.

     The directors standing for re-election are:

     - JEFFREY T. ARNOLD
      Jeffrey T. Arnold, 30, has served as a director since February 1999. Mr. Arnold has served as the Chief Executive Officer and a director of Healtheon/WebMD Corporation since the merger of Healtheon Corporation and WebMD, Inc. in November 1999. Mr. Arnold founded and has served as Chairman of the Board and Chief Executive Officer of WebMD, Inc. since its inception in October 1996. In addition, Mr. Arnold served as the President of WebMD, Inc. from its inception until September 1997. From April 1994 until Endeavor Technologies, Inc.'s merger with WebMD, Inc. in March 1997, Mr. Arnold served in various capacities at Endeavor Technologies, Inc., including as Chairman and Chief Executive Officer. Mr. Arnold received a Bachelor of Arts degree from the University of Georgia.

     - FRANK K. BYNUM, JR.
      Frank K. Bynum, Jr., 36, has served as a director since April 1996 and is a board designee of the Kelso Funds. Mr. Bynum has held various positions of increasing responsibility with Kelso & Company since 1987, and currently serves as one of its Managing Directors. Mr. Bynum also serves as a director of CDT Holdings, plc, Citation Corporation, Cygnus Publishing, Inc., Hosiery Corporation of America, Inc., 21st Century Newspapers, Inc. and MJD Communications, Inc. Mr. Bynum received a Bachelor of Arts degree in History from the University of Virginia.

     - JEROME D. COLONNA
      Jerome D. Colonna, 36, has served as a director since December 1997. Mr. Colonna co-founded Flatiron Partners, LLC in August 1996 and has served as a partner in Flatiron since its founding. Previously, Mr. Colonna co-founded CMG @ Ventures L.P. in February 1995 and served as a partner until July 1996. From 1985 to 1995, Mr. Colonna served in various positions with CMP Media, Inc., including Editorial Director, Interactive Media Group. From 1985 to 1993, he served in a variety of roles at Information Week, including that of Editor. Mr. Colonna received a Bachelor of Arts degree from Queens College, City University of New York. Mr. Colonna serves as a director of The Street.com, Inc.

     - U. BERTRAM ELLIS, JR.
     U. Bertram (Bert) Ellis, Jr., 46, founded iXL in March 1996 and has served as Chairman of the Board of Directors and Chief Executive Officer since that time. Prior to founding iXL, Mr. Ellis founded Ellis Communications, Inc., an owner of television and radio stations, in 1993, and served as its President from 1993 to 1996. Prior to founding Ellis Communications, Inc., Mr. Ellis served as President, Chief Executive Officer, and Chief Operating Officer of Act III Broadcasting, Inc., an owner of television stations, from 1986 to 1992. Mr. Ellis received a Bachelor of Arts degree in Economics from the University of Virginia and an MBA from the University of Virginia Graduate School of Business Administration. Mr. Ellis also serves as a Director of Healtheon/WebMD Corporation.

     - WILLIAM C. NUSSEY
     William C. Nussey, 34, has served as a director since December 1997, as Chief Executive Officer of our subsidiary iXL, Inc. since July 1999, and as the President of iXL, Inc. since joining iXL in May 1998. Mr. Nussey also previously served as Chief Operating Officer of iXL, Inc. since joining iXL in May 1998 until July 1999. From 1996 to May 1998 Mr. Nussey served as an associate with Greylock Ventures, a private investment firm. From 1994 to 1996, Mr. Nussey attended Harvard Business School. In 1985, Mr. Nussey co-founded Da Vinci Systems, Inc., a software and application design company, and served as its Chief Executive Officer from its founding until its sale in 1994 to ON Technology, Inc. After its sale, Mr. Nussey served as a consultant to ON Technology while attending Harvard Business School. Mr. Nussey received a Bachelor of Science degree in Electrical Engineering from North Carolina State University and an MBA from Harvard Business School.

     - THOMAS G. ROSENCRANTS
     Thomas G. Rosencrants, 50, has served as a director since January 1999.
     Mr. Rosencrants founded Greystone Capital Group, LLC in April 1997 and serves as its Chairman and Chief Executive Officer. Greystone Capital Group, LLC is the General Partner for Greystone Capital Partners I, L.P. From 1991 to April 1997 he served as Senior Vice President and head of the Insurance Research Group of The Robinson-Humphrey Company, Inc. Mr. Rosencrants is also a director of CompuCredit Corporation and several private companies. Mr. Rosencrants is a Chartered Financial Analyst, has an MBA from Roosevelt University in Chicago and a Bachelor of Arts degree from the University of Dayton.

     - NIRAJ S. SHAH
     Niraj S. Shah, 26, has served as a director and as Executive Vice President, Worldwide Operations and Chief Operating Officer of iXL, Inc. since April 2000. Prior to April 2000, Mr. Shah served in various management positions with iXL, Inc. since joining us in July 1998 following our acquisition of Spinners Incorporated. From February 1995 until July 1998, Mr. Shah served as the Chief Executive Officer of Spinners. Mr. Shah received a Bachelor of Science degree from Cornell University.

     - THOMAS R. WALL, IV
     Thomas R. Wall, IV, 41, has served as a director since April 1996 and is a board designee of the Kelso Funds. Mr. Wall has held various positions of increasing responsibility with Kelso & Company, a private investment firm, since 1983, and currently serves as one of its Managing Directors. Mr. Wall also serves as a director of AMF Bowling, Inc., Citation Corporation, Consolidated Vision Group, Inc., Cygnus Publishing, Inc., Mitchell Supreme Fuel Company, Mosler, Inc., Peebles Inc., and 21st Century Newspapers, Inc. Mr. Wall received a Bachelor of Science degree in Business Administration from Washington & Lee University.

     - JEFFREY C. WALKER

       Jeffrey C. Walker, 44, has served as a director since July 1999 and is a board designee of CB Capital Investors, L.P. Mr. Walker has been Managing Partner of Chase Capital Partners, the private equity investment arm of The Chase Manhattan Corporation, since 1988, and a General Partner thereof since 1984. Mr. Walker is a director of 1-800 Flowers, Guitar Center, House of Blues, Doane Pet Care Products, Metakote and other private companies. Mr. Walker received a Bachelor of Science degree from the University of Virginia and an MBA from the Harvard Business School.

     - GARY C. WENDT

       Gary C. Wendt, 58, has served as a director since June 1999. From 1986 to 1998, Mr. Wendt served as Chairman, Chief Executive Officer and President of General Electric Capital Services, Inc. and served as a consultant through July 1, 1999. Currently, Mr. Wendt is involved in investments. Mr. Wendt is a director of Sanchez Computer Associates. Mr. Wendt received a Bachelor of Science degree from the University of Wisconsin and an MBA from Harvard Business School.

HOW ARE DIRECTORS COMPENSATED?

     COMPENSATION. We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. We currently do not pay fees to our directors for attendance at meetings.

     OPTIONS. Our outside directors are eligible to receive options under our 1998 Non-Employee Stock Option Plan. During 1999, Messrs. Arnold and Wendt each received an option, immediately exercisable, to purchase 50,000 shares of our common stock. The exercise price of each option was the market price of our common stock on the date of grant.

HOW OFTEN DID THE BOARD MEET DURING 1999?

     Our Board of Directors met five times during 1999 and took action by unanimous written consent eleven times. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     Our Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee and a Spin-Off Committee. All of these committees other than the Spin-Off Committee were established by the Board upon the closing of our initial public offering in June 1999. The Spin-Off Committee was established by the Board in December 1999. We do not have a nominating or similar committee. Our Board of Directors performs the functions of a nominating or similar committee.

     EXECUTIVE COMMITTEE. Messrs. Ellis, Bynum and Walker are the current members of our Executive Committee. The Executive Committee possesses all of the powers and authority of the Board as determined by the Board in the authorizing resolution. During 1999, the Executive Committee held one meeting and took action by unanimous written consent thirteen times.

     AUDIT COMMITTEE. Messrs. Bynum and Rosencrants are the current members of our Audit Committee. The duties and responsibilities of the Audit Committee include (a) recommending to the Board the appointment of our auditors and any termination of engagement, (b) reviewing the scope and results of audits and other services provided by our auditors, (c) reviewing our significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters. During 1999, the Audit Committee met one time.

     COMPENSATION COMMITTEE. Messrs. Thomas Wall, IV, Bynum and Walker are the current members of our Compensation Committee. The Compensation Committee reviews and approves the compensation of our executive officers and administers our stock option plan, including approval of all options granted. During 1999, the Compensation Committee held no meetings and took action by unanimous written consent seventeen times.

     SPIN-OFF COMMITTEE. Messrs. Arnold, Rosencrants and Wendt are the current members of our Spin-Off Committee. The Spin-Off Committee is responsible for reviewing and approving transfers of our non-core assets to create new independent businesses such as FootageNow and AppGenesys. See "Certain Transactions -- Other Transactions." During 1999, the Spin-Off Committee held no meetings and took no action by unanimous written consent.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     Our executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. U. Bertram Ellis, Jr., William C. Nussey and Niraj S. Shah serve both on our Board of Directors and as executive officers. "Proposal 1 -- Election of Directors" above discusses their business experience.

     Our other current executive officers are:

NAME                                   AGE                       POSITION
----                                   ---                       --------
C. Cathleen Raffaeli.................  43     President and Chief Operating Officer of
                                                Consumer Financial Network, Inc.

Kevin Foster.........................  41     Executive Vice President, Global Client
                                                Services of iXL, Inc.

Jonathan Ballon......................  30     Executive Vice President and Chief Marketing
                                                Officer of iXL, Inc.

     - C. CATHLEEN RAFFAELI

       C. Cathleen Raffaeli is the President and Chief Operating Officer of Consumer Financial Network, Inc., a majority owned subsidiary of ours, and has served in such capacity since joining CFN in November 1998. From 1994 through 1998, Ms. Raffaeli held positions of increasing responsibility with Citicorp, most recently as the Executive Director, Commercial Card Division. From 1988 through 1994, Ms. Raffaeli held positions of increasing responsibility with Chemical Bank, last serving as the Senior Vice President, Mortgage Banking Division. Ms. Raffaeli received a Bachelor of Science degree in Finance from the University of Baltimore and an MBA from New York University.

     - KEVIN FOSTER

     - Kevin Foster is Executive Vice President, Global Client Services of iXL, Inc. and has served in such capacity since April 2000. From March 1999 through April 2000, Mr. Foster served as a Global Client Partner for iXL, Inc. From February 1998 through March 1999, Mr. Foster served as Vice President, Business Development of Seagate Software. Mr. Foster held sales positions with Group 1 from December 1996 through June 1997 and with Brook International from January 1996 through November 1996. Mr. Foster received a Bachelor of Science degree in Marketing and Business Administration from The Pennsylvania State University.

     - JONATHAN BALLON

     - Jonathan Ballon is Executive Vice President and Chief Marketing Officer of iXL, Inc. and has served in such capacity since April 2000. From March 1999 through April 2000, Mr. Ballon served as Senior Vice President and General Manager of iXL, Inc.'s global Digital Media & Broadband Solutions Practice. From November 1998 through February 1999, Mr. Ballon served as a Managing Director of The Content Group. Prior to November 1998, Mr. Ballon served as a Director of Cambridge Technology Partners for four years. Mr. Ballon received an MBA in Strategic Planning and Operations Management from the University of Southern California and the University of Pittsburgh and a Bachelor of Arts degree from the University of California, San Diego.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid for the three fiscal years ended December 31, 1999 to our Chief Executive Officer, each of our four other highest paid executive officers in 1999 (two of whom are executive officers of our wholly owned subsidiary iXL, Inc.) who served in such capacities as of December 31, 1999 and one of our former executive officers. We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to these persons during these three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                             ANNUAL COMPENSATION                  COMPENSATION
                               -----------------------------------------------    -------------
                                                                                   SECURITIES
NAME AND                                                        OTHER ANNUAL       UNDERLYING        ALL OTHER
PRINCIPAL POSITION             YEAR     SALARY      BONUS      COMPENSATION(1)    OPTIONS/SARS     COMPENSATION
------------------             ----    --------    --------    ---------------    -------------    -------------
U. Bertram Ellis, Jr.........  1999    $300,000    $150,000          $--            1,500,000               --
  Chairman and Chief           1998    $247,000    $100,000           --              338,889               --
  Executive Officer of iXL     1997    $232,300          --           --              550,000               --

William C. Nussey............  1999    $250,000    $125,000          $--                   --               --
  Chief Executive Officer and  1998    $166,500    $ 50,000           --            1,844,276               --
  President of iXL, Inc.       1997          --          --           --                   --               --

Barry T. Sikes...............  1999    $208,333    $ 80,766          $--               25,000               --
  Former Chief Operating       1998    $163,300    $ 45,000           --              140,500               --
  Officer of iXL, Inc.(2)      1997    $137,700     $25,000           --              165,000               --

M. Wayne Boylston............  1999    $179,167    $112,500          $--               50,000               --
  Former Executive Vice        1998    $ 76,282      20,000           --              175,000               --
  President and Chief          1997          --          --           --                   --               --
  Financial Officer of iXL(3)

David E. Clauson.............  1999    $250,000    $ 96,399          $--                   --               --
  Former Executive Vice        1998    $ 94,391          --           --                   --               --
  President                    1997    $     --          --           --                   --               --
  of iXL, Inc.(4)

Kevin M. Wall................  1999    $302,500    $     --          $--                   --          100,000(6)
  Former Vice Chairman of      1998    $276,000          --           --                   --               --
  iXL(5)                       1997    $167,800          --           --              805,900               --

---------------
(1) The aggregate value of perquisites and other personal benefits received by the named executive officers are not reflected because the amounts are below the reporting requirements established by the rules of the SEC.

(2) Mr. Sikes served as Chief Operating Officer of iXL, Inc. through April,
    2000.

(3) Mr. Boylston served as Executive Vice President and Chief Financial Officer of iXL through March 31, 2000.

(4) Mr. Clauson served as Executive Vice President of iXL, Inc. through April 1, 2000.

(5) Mr. Wall served as a director and as Vice Chairman of iXL through November 17, 1999.

(6) Represents severance payable in two equal installments of $50,000.

STOCK OPTION INFORMATION

     The following table sets forth, with respect to our Chief Executive Officer and our five other highest paid executive officers named in the Summary Compensation Table, certain information concerning the grant of stock options in 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                                                                             REALIZABLE VALUE
                                                     INDIVIDUAL GRANTS                          AT ASSUMED
                                     --------------------------------------------------      ANNUAL RATES OF
                                     NUMBER OF     % OF TOTAL                                  STOCK PRICE
                                     SECURITIES     OPTIONS                                  APPRECIATION FOR
                                     UNDERLYING    GRANTED TO    EXERCISE                     OPTION TERM(3)
                           DATE OF    OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
NAME                        GRANT     GRANTED     FISCAL YEAR    ($/SHARE)      DATE        5%($)       10%($)
----                       -------   ----------   ------------   ---------   ----------   ----------   ---------
U. Bertram Ellis, Jr.....   2/5/99    500,000(1)       3.3         15.00       2/5/09       (169,973)  4,171,841
                            2/5/99    500,000(2)       3.3         20.00       2/5/09     (2,669,974)  1,671,841
                            2/5/99    500,000(2)       3.3         25.00       2/5/09     (5,169,974)   (828,159)
M. Wayne Boylston........  10/4/99     50,000(3)       .33         31.63      10/4/09        994,440   2,520,105
Barry T. Sikes...........   2/5/99     25,000(4)       .17         15.00       2/5/09         (8,499)    208,592

---------------
(1) Represents (a) a nonqualified stock option to purchase 467,361 shares at an exercise price greater than the fair market value on the date of grant, with 125,000 vesting on January 31, 2000, 114,583 vesting ratably on a monthly basis from February 1, 2000 through December 31, 2000, 113,889 vesting ratably on a monthly basis from January 1, 2001 through December 31, 2001, and 113,889 vesting ratably on a monthly basis from January 1, 2002 through December 31, 2002, and (b) an incentive stock option to purchase 32,639 shares at an exercise price greater than the fair market value on the date of grant, with 11,111 vesting ratably on a monthly basis from January 1, 2001 through December 31, 2001, 11,111 vesting ratably on a monthly basis from January 1, 2002 through December 31, 2002, and 10,417 vesting ratably on January 31, 2003. In accordance with the provisions of the option plans under which they were granted, these options may be subject to earlier vesting upon a change of control.

(2) Represents nonqualified stock options to purchase shares of our common stock at exercise prices greater than the fair market value on the date of grant, with 25% vesting on January 31, 2000 and the remainder vesting in equal installments on the last day of each month for a period of 36 months. In accordance with the provisions of the option plans under which they were granted, these options may be subject to earlier vesting upon a change of control.

(3) Represents (a) a nonqualified stock option to purchase 46,838 shares at an exercise price equal to the fair market value on the date of grant, with 12,500 vesting on October 31, 2000, 2,083 vesting on December 31, 2000, 12,500 vesting ratably on a monthly basis from January 1, 2001 through December 31, 2001, 12,500 vesting ratably on a monthly basis from January 1, 2002 through December 31, 2002, and 7,255 vesting ratably on a monthly basis from January 1, 2003 through October 31, 2003, and (b) an incentive stock option to purchase 3,162 shares at an exercise price equal to the fair market value on the date of grant, with 3,162 vesting ratably on a monthly basis from January 1, 2003 through October 31, 2003. In accordance with the provisions of the option plans under which they were granted, these options may be subject to earlier vesting upon a change of control.

(4) Represents (a) a nonqualified stock option to purchase 8,715 shares at an exercise price greater than the fair market value on the date of grant, with 4,547 vesting on January 31, 2000, 4,168 vesting ratably on a monthly basis from February 1, 2000 through December 31, 2000 and (b) an incentive stock option to purchase 16,285 shares at an exercise price greater than the fair market value on the date of grant, with 1,703 vesting on January 31, 2000, 1,561 vesting ratably on a monthly basis from February 1, 2000 through December 31, 2000, 6,250 vesting ratably on a monthly basis from January 1, 2001 through December 31, 2001, and 6,250 vesting ratably on a monthly basis from January 1, 2002 through December 31, 2002, and 521 vesting on January 31, 2003. In accordance with the provisions of the option plans under which they were granted, these options may be subject to earlier vesting upon a change of control.

(5) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

     The following table sets forth certain information concerning stock options exercised by our Chief Executive Officer and our five other highest paid executive officers named in the Summary Compensation Table, as well as the number of unexercised options held by such persons at December 31, 1999 and the value thereof.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES                       DECEMBER 31, 1999(#)         DECEMBER 31, 1999($)(1)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                    EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
U. Bertram Ellis,
  Jr..................       0             0         1,728,889      1,660,000     91,486,673     61,580,000
William C. Nussey.....       0             0           908,309        935,967     44,932,317     46,300,485
Barry T. Sikes........       0             0           427,233        158,267     22,406,702      7,818,049
M. Wayne Boylston.....       0             0            76,992        148,008      3,569,136      5,737,114
David E. Clauson......       0             0           264,000        336,000     12,232,000     15,568,000
Kevin M. Wall.........       0             0           737,900              0     40,093,455              0

---------------
(1) Calculated using the closing price of $55.50 per share of our common stock as reported on Nasdaq on December 31, 1999 less the option exercise price.

     The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other iXL filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent iXL specifically incorporates this Report or the performance graph by reference therein.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of our Board of Directors is responsible for the following matters with respect to the compensation of our Chief Executive Officer and other executive officers as well as those of our subsidiaries:

     - reviews, recommends and approves the base salaries of our and our subsidiaries' executive officers;

     - reviews, recommends and approves our annual incentive compensation programs;

     - administers our equity-based compensation programs, including approval of stock option grants;

     - reviews, recommends and approves changes to our benefits programs;

     - reviews and recommends all employment related agreements and amendments thereof; and

     - reviews, approves and authorizes the process and design elements of all other aspects of compensation.

     The Compensation Committee through its designees continually monitors market practices and trends, and makes revisions as necessary to ensure that our programs are adequate to attract and retain the best possible executive talent. The Compensation Committee is comprised of three non-employee directors, namely Messrs. Wall, Bynum, and Walker.

  WHAT IS OUR PHILOSOPHY REGARDING EXECUTIVE OFFICER COMPENSATION?

     Our executive compensation programs for 1999, which consisted of a combination of base salary, annual cash incentives and long-term equity-based awards, serve the following principal purposes:

     - to attract and retain the best possible executive talent;

     - to provide additional incentive to these executives to achieve the goals inherent in our business strategy;

     - to link executive and shareholder interests through equity-based plans;
       and

     - to provide a compensation package that recognizes individual contributions as well as overall business results.

     The Committee believes that this performance and results-based compensation philosophy will attract and retain the type of executive talent necessary to achieve our business objectives. Our compensation plans have been developed and communicated in a manner designed to encourage a culture where executives understand expectations, choose to remain with us and seek to improve results.

  WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

     In determining compensation levels for 1999, the Compensation Committee primarily relied upon publicly available compensation information and informal survey information obtained by management with respect to cash compensation and stock option grants to similarly situated officers of comparable companies. Additionally, the Compensation Committee based its review of stock option grants on various factors, including without limitation the executive's responsibilities, the executive's past, present and expected future contributions to us and the executive's current stock and option holdings.

     ANNUAL SALARY. The Compensation Committee reviews each executive officer's salary annually. In determining the appropriate salary levels, the Compensation Committee considers, among other factors, the executive's scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant markets for executive talent. There is no set annual salary grading structure for our senior executive team, as each salary is based on an analysis of executive and position-specific information. None of these factors is weighted or subject to a formula.

     The Compensation Committee believes that the base salary levels of the executive officers are competitive considering the factors above, and our focus on at-risk compensation that emphasizes incentive pay.

     ANNUAL INCENTIVE COMPENSATION. Annual incentives for our executive officers, excluding our Chief Executive Officer, were determined based on our and the executive's, as the case may be, achievement of specified goals. The key measurement areas included, among other factors, client satisfaction, market awareness, financial performance, organizational goals and personal goals. The weighting of the key measurements varied for each executive, depending on his or her role with us. Also depending on a participant's role in the Company, the achievement of certain goals was measured on a Company-wide or individual office basis.

     The Compensation Committee reviewed our and each executive officer's performance, as well as recommendations from the Chief Executive Officer, in determining the annual incentive payments to our executive officers.

     LONG-TERM INCENTIVE COMPENSATION. We maintain certain equity-based compensation plans that allow the Compensation Committee to award the individuals it selects with stock options. These plans are as follows: (a) the iXL Enterprises, Inc. 1999 Employee Stock Option Plan, and (b) the iXL Enterprises, Inc. 1999B Employee Stock Option Plan. Awards under our stock-based compensation plans directly link potential participant rewards to increases in shareholder value.

     We historically have provided all of our equity-based compensation in the form of stock options. Stock options are granted with an exercise price equal to or greater than the market price of our common stock on the date of the grant and each generally vest over a four year period using either of the following vesting schedules: 25% on the first anniversary from the date of grant and the remaining 75% in equal installments of approximately 2.08% on the last day of each of the successive 36 months or 25% on each of the second, third and fourth anniversaries of the date of grant. This approach is designed to encourage the creation of shareholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that stock price appreciation occurs.

     In determining stock option awards to our executive officers in 1999, the Compensation Committee also considered each executive's responsibilities, the executive's past, present and expected future contributions to us and the executive's current stock and option holdings.

     iXL LEADERS FUND, L.P. We recently organized the iXL Leaders Fund, L.P., a Delaware limited partnership (the "Fund"). The purpose of the Fund is to enable us to recruit and retain officers and other key employees of outstanding ability and to motivate these employees to exert their best efforts on our behalf. The Fund enabled certain of our qualified employees to participate in investment opportunities identified by iXL Leaders Fund GP I, L.L.C., the general partner of the Fund (the "General Partner") in a variety of private equity investments.

     Certain of our employees, who were "accredited investors" (as defined under the federal securities laws) and who were approved for participation by the General Partner, were eligible to invest in the Fund as limited partners on a one-time basis in April 2000. Each participating employee was required to make a capital commitment of at least $25,000, but no more than $250,000, to the Fund. We matched each participating employee's capital commitment on a dollar-for-dollar basis, which in the aggregate totaled approximately $4.76 million.

     Each participating employee shall be fully vested with respect to returns on his or her capital contributions and related profits (except upon a default by such employee), but will vest in certain distributions of other profits related to our matching contributions with respect to such participating employee at the rate of 25% per year on December 31 of 2000 through 2003. Participating employees are not entitled to receive distributions other than distributions necessary to satisfy his or her tax liabilities in respect of such investments until we have recouped our matching contributions and expenses plus a 12% return.

  HOW IS OUR CHIEF EXECUTIVE OFFICER COMPENSATED?

     The Compensation Committee annually reviews and approves the compensation of U. Bertram Ellis, Jr., our Chief Executive Officer. The Compensation Committee believes that in the highly competitive, emerging markets in which we operate, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and shareholder long-term interests. In that regard, the Compensation Committee unanimously approved a grant of 1,500,000 stock options to Mr. Ellis in February 1999. These stock options were granted in 500,000 share increments (except as noted in the table "Option Grants in Last Fiscal Year") with varying exercise prices, each of which was greater than the fair market value of our common stock on the date of grant.

  HOW ARE WE ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of
Section 162(m) because none of our executive officers received cash payments from us during 1999 in excess of $1 million. To the extent that we are subject to the Code 162(m) limitation in the future, the effect of this limitation may be mitigated by our net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase our alternative minimum tax by up to 2% of such disallowed amount. For information relating to our net operating losses, see Note 11 to our Consolidated Financial Statements, which note is set forth in our 1999 Annual Report to Shareholders enclosed herewith.

    Members of the Compensation Committee

           Mr. Thomas R. Wall, IV
           Mr. Frank K. Bynum, Jr.
           Mr. Jeffrey Walker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our Compensation Committee is or has been an officer or employee of ours or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between us and entities affiliated with members of the Compensation Committee.

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

     iXL has assumed the employment agreement originally executed as of August 1, 1996 between Mr. Kevin Wall and BoxTop Interactive, Inc. Mr. Kevin Wall's employment agreement was assumed by iXL in April 1998 and was further amended effective November 17, 1999. The employment term of this agreement expired on January 1, 2000. Under this agreement, Mr. Kevin Wall's base annual salary was $302,500 for the period from August 1, 1998 through July 31, 1999, and was $332,750 from August 1, 1999 through December 31, 1999. Mr. Wall ceased serving as a director and our Vice Chairman on November 17, 1999. Under his employment agreement, Mr. Wall was entitled to an automobile allowance of $1,000 per month and had received grants of options to purchase 635,900 shares of common stock. We agreed to pay Mr. Wall severance of $100,000 payable in two equal installments. We paid Mr. Wall $50,000 in December 1999 and will pay him the balance in August 2000.

     iXL, Inc. has entered into an employment agreement with Mr. Nussey. Pursuant to this employment agreement, if iXL, Inc. terminates Mr. Nussey's employment without cause at any time or if Mr. Nussey resigns for good cause,
(i) iXL, Inc. shall, for a period of eighteen months after such termination or resignation or earlier if Mr. Nussey begins employment with any other company, continue to pay his salary and bonus as severance pay and continue to provide benefits to him, and (ii) the vesting of unvested stock options granted to Mr. Nussey pursuant to his employment agreement shall be immediately accelerated by twelve months, and all options which remain unvested after such acceleration shall terminate. Upon a termination of his employment by virtue of his death, Mr. Nussey's estate shall be entitled to all salary payable to him for the remainder of the year of his death. In addition, upon a termination of Mr. Nussey's employment by virtue of his death or disability, Mr. Nussey or his estate shall be entitled to the pro rata portion of his bonus with respect to the portion of the year prior to his death or disability. The base salary for Mr. Nussey pursuant to his employment agreement is $250,000 per year, and the target bonus is $50,000 per year. The base salary and target bonus is to be reviewed annually, and may be increased from time to time by iXL, Inc. Once increased, the base salary may not be decreased and the target bonus may not be set at less than $50,000 per full fiscal year. The employment agreement also provides that Mr. Nussey shall not compete with iXL, Inc. for a period of one year following the termination of his employment.

     On March 7, 2000, iXL, Inc. entered into a Termination Agreement, General Waiver and Release of Claims with Mr. Clauson, pursuant to which Mr. Clauson agreed to release iXL, Inc. and its affiliates from any claims that he might have against them as a result of the termination of his employment with iXL, and to refrain from suing of any of these parties. In consideration of the foregoing and pursuant to Mr. Clauson's employment agreement (as described below), iXL, Inc. agreed to make a lump sum severance payment of $125,000 to Mr. Clauson, to accelerate by twelve months the vesting of any of his unvested stock options that as a result of such acceleration became exercisable, and to provide Mr. Clauson any other benefits under any of its benefit plans to which he is entitled by the terms of any such plan or by law.

     Mr. Clauson and iXL, Inc. had been parties to an employment agreement whereby Mr. Clauson was entitled to an annual base salary of $250,000 per year, and an annual target bonus of $50,000. Under his employment agreement, if Mr. Clauson's employment was terminated without cause by iXL, Inc. or for good reason by Mr. Clauson, Mr. Clauson was entitled to receive salary, bonus and employee benefits for a period of eighteen months or until he began employment with another company. Furthermore, upon such termination, Mr. Clauson's employment agreement provided for accelerated vesting by twelve months of his unvested stock options that as a result of such acceleration became exercisable and the termination of any options that remained unvested after such acceleration.

                               PERFORMANCE GRAPH

     The following graph compares, for the period from June 3, 1999 (the date that our common stock was first publicly traded) to December 31, 1999, the cumulative total shareholder return on the common stock of iXL with:

     - the Nasdaq Stock Market (U.S.) Index; and

     - the Chase H&Q Internet Index.

     The graph assumes that $100 was invested on June 3, 1999 in iXL's common stock, the Nasdaq Stock Market (U.S.) Index and the Chase H&Q Internet Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.

                            CUMULATIVE TOTAL RETURN

                                                                                                               CHASE H & Q
                                                  IXL ENTERPRISES, INC.             S & P 500                   INTERNET
                                                  ---------------------             ---------                  -----------
6/3/99                                                   100.00                      100.00                      100.00
Jun-99                                                   223.96                      105.63                      118.56
Jul-99                                                   247.92                      102.33                      104.57
Aug-99                                                   205.21                      101.83                      110.09
Sep-99                                                   295.31                       99.03                      121.87
Oct-99                                                   384.44                      105.30                      134.75
Nov-99                                                   300.00                      107.44                      169.82
Dec-99                                                   462.50                      113.77                      235.91

                 ITEM 2 -- APPROVAL OF THE AMENDED AND RESTATED
                        1999B EMPLOYEE STOCK OPTION PLAN

     At the annual meeting, shareholders will be asked to approve the iXL 1999B Employee Stock Option Plan as amended and restated effective April 26, 2000 (the "1999B Option Plan"). The 1999B Option Plan provides for the grant of stock options, including incentive stock options. The Board of Directors has adopted the 1999B Option Plan, subject to shareholder approval.

     In addition, as of April 26, 2000, no more Options shall be granted under the Company's 1996 Stock Option Plan (the "Preexisting Plan"), as the Board has consolidated, as part of this amendment and restatement, the Preexisting Plan into this 1999B Option Plan.

WHY SHOULD YOU APPROVE THE 1999B OPTION PLAN?

     iXL believes that long term equity compensation in the form of stock options is critical in order to attract qualified personnel to iXL and to retain and provide incentive to current personnel, particularly in light of the increasingly competitive environment for talented personnel. Directors, executive officers and certain other officers will not be eligible for grants of options under the 1999B Option Plan until it is approved by our shareholders. If this plan is not approved at the annual meeting, grants under this plan will not be eligible to be incentive stock options.

WHAT ARE THE PURPOSES OF THE 1999B OPTION PLAN?

     The purposes of the 1999B Option Plan are to facilitate the ownership of iXL's stock by officers, other employees, directors and consultants of the Company, thereby aligning their interests with those of iXL shareholders, and to assist the Company in attracting, motivating, and retaining key personnel.

WHAT ARE THE MAIN FEATURES OF THE 1999B OPTION PLAN?

     GRANT OF OPTIONS. Stock options may be granted to key employees, including executive officers of iXL, its subsidiaries and affiliates as determined by the Compensation Committee. The number of employees participating in the 1999B Option Plan will vary from year to year. The shares to be granted with respect to options under the 1999B Option Plan shall be shares of common stock, which may consist, in whole or in part, of treasury stock or authorized but unissued stock not reserved for any other purpose, and may not exceed the sum of (a) 31,094,353 shares, minus (b) the number of shares that are subject to outstanding Options under this Plan and under the Preexisting Plan as of April 26, 2000, plus (c) the number of any shares which, after the effective date of the Plan, become available for Options under this 1999B Option Plan as a result of a cancellation, expiration, forfeiture or termination of Options under this 1999B Option Plan or under the Preexisting Plan, as such number may be adjusted to reflect changes in iXL's capitalization. In the event of certain changes in iXL's capital structure affecting the common stock, the Compensation Committee may make appropriate adjustments in the number and kinds of shares that may be awarded and in the number and kinds of shares covered by options then outstanding under the 1999B Option Plan, and, where applicable, exercise price of outstanding options under the 1999B Option Plan. The 1999B Option Plan will be administered by the Compensation Committee.

     The Compensation Committee may grant options to purchase shares of common stock that are either "qualified," which includes those awards that satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or "nonqualified," which includes those awards that are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. Under the terms of the 1999B Option Plan, the exercise price of the options will, unless the Compensation Committee determines otherwise in the case of nonqualified options, not be less than such common stock's fair market value at the time of grant. The exercise price of the options is payable in cash or its equivalent or by exchanging shares of common stock owned by the participant, through an arrangement with a broker approved by iXL where payment of the exercise price is accomplished with the proceeds of the sale of common stock, or by a combination of the foregoing.

     EXERCISE OF OPTIONS. The options will generally have a term of ten years, unless the Compensation Committee specifies a shorter term, and will become exercisable following the performance of a minimum period of service or the satisfaction of performance goals, as determined by the Compensation Committee. If an option holder ceases employment with iXL as a result of the holder's death, disability or retirement, the holder, or his or her beneficiary or legal representative, may exercise any then exercisable option for a period of one year, or a greater or lesser period as determined by the Compensation Committee at grant, but in no event after the date the option otherwise expires. If an option holder's employment is terminated for any other reason, the holder may exercise any then exercisable option for a period not exceeding 60 days as determined by the Compensation Committee, but in no event after the date the option otherwise expires; provided that if the holder's employment is terminated for cause all of his or her options will immediately terminate, regardless of whether then exercisable.

     If there is a "change in control," all options that are not then vested will become vested unless the options are either assumed or substituted for equivalent options by the new controlling entity following the change in control.

WHAT IS THE VALUE OF THE BENEFITS THAT DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES CAN OBTAIN UNDER THE 1999B OPTION PLAN?

     iXL cannot currently determine the number of shares of common stock subject to options that may be granted in the future to executive officers, directors and employees under the 1999B Option Plan.

WHAT IS THE FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS?

     The Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the 1999B Option Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of common stock acquired on exercise of the option over the exercise price. If the optionee is one of our employees, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

     If an optionee pays for shares of common stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

     We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     INCENTIVE STOCK OPTIONS. The 1999B Option Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     An optionee who exercises an incentive stock option by delivering shares of our common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of our common stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

     We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the optionee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

     SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance-based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the 1999B Option Plan will qualify as "performance-based compensation" that is fully deductible by us under Section 162(m).

     IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his particular situation, each optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired on exercise of an option.

     The Board recommends a vote FOR approval of the Amended and Restated 1999B Employee Stock Option Plan.

          ITEM 3 -- APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

     At the annual meeting, shareholders will be asked to approve the iXL Enterprises, Inc. 2000 Employee Stock Purchase Plan that gives employees the opportunity to invest in shares of our common stock. The Board of Directors has adopted the plan, subject to shareholder approval.

WHY SHOULD YOU APPROVE THE EMPLOYEE STOCK PURCHASE PLAN?

     The Employee Stock Purchase Plan is designed to encourage employees to increase their ownership interest in iXL and to motivate them to exert their maximum efforts toward the success of iXL. The Board of Directors believes that the approval of the Employee Stock Purchase Plan is in the best interests of iXL because it will provide an incentive for iXL's employees to increase their ownership in iXL and will motivate them to improve their performance and enhance shareholder value.

HOW DOES AN EMPLOYEE INVEST IN COMMON STOCK UNDER THE EMPLOYEE STOCK PURCHASE PLAN?

     If approved by shareholders, the Employee Stock Purchase Plan will provide employees of iXL and certain of its subsidiaries with the opportunity to invest from two percent (2%) to ten percent (10%) of their compensation, by means of payroll deductions, to purchase shares of our common stock through the exercise of options granted by iXL at a purchase price equal to the lesser of (1) 85% of the fair market value of our common stock at the beginning of each quarterly period (each, an "Enrollment Date") and (2) 85% of the fair market value of our common stock at the end of each quarterly period (each, an "Exercise Date"). Employees eligible to participate in the Employee Stock Purchase Plan will consist of all employees of iXL and certain of its subsidiaries ("Participants"), other than those who regularly work less than 20 hours per week, work less than five months per year or who own five percent (5%) or more of the voting securities of iXL. As of March 31, 2000 there would be approximately 2,400 eligible Participants.

HOW MANY SHARES OF COMMON STOCK WILL BE AVAILABLE UNDER THE EMPLOYEE STOCK PURCHASE PLAN?

     The aggregate number of shares of our common stock which may be purchased under the Employee Stock Purchase Plan is 1,500,000, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding our common stock. The source of shares under the Employee Stock Purchase Plan will be authorized but unissued shares.

WHAT ARE THE MAIN FEATURES OF THE EMPLOYEE STOCK PURCHASE PLAN?

     The Employee Stock Purchase Plan provides that the plan is to be administered by the Board of Directors or a committee of the Board of Directors. The Compensation Committee will administer the Employee Stock Purchase Plan.

     Participants will be granted stock options which permit them to purchase shares of our common stock under the Employee Stock Purchase Plan (up to a maximum of 3,000 shares per calendar year). Participants will designate a percentage of their pay ranging from two percent (2%) to a maximum of ten percent (10%) to be withheld on a regular basis in order to purchase shares of our common stock on a quarterly basis through the exercise of options granted under the Employee Stock Purchase Plan ("Payroll Deductions"). In order to be eligible to make Payroll Deductions, enrollment and payroll deduction forms must be filed by specified dates. Once enrolled for Payroll Deductions, a Participant will continue to be enrolled in pay periods at the percentage of pay selected until the Participant either elects a different rate by filing appropriate forms or terminates these Payroll Deductions. Under the Employee Stock Purchase Plan, during each calendar year no Participant can purchase in excess of $25,000 worth of our common stock (based on the fair market value of our common stock at the time the stock is purchased).

     On a quarterly basis, the administrator of the Employee Stock Purchase Plan will credit to the account of a Participant the number of whole shares of our common stock calculated by dividing the total amount of the Participant's Payroll Deductions during the Offering Period by the lesser of (i) 85% of the fair market value of our common stock on the first business day of the Enrollment Date and (ii) 85% of the fair market value of our common stock on the applicable Exercise Date. For purposes of the Employee Stock Purchase Plan, the "fair market value" of our common stock on a particular day will be the last reported sale price (on that date) on the Nasdaq National Market.

     A Participant may withdraw Payroll Deductions credited to the Participant's account under the Employee Stock Purchase Plan if the amounts have not already been used to purchase our common stock by giving written notice not less than 15 days prior to the next Exercise Date. The cash balance will then be paid to the Participant and no further payroll deductions will be made from the Participant's pay until the Participant re-enrolls in the Employee Stock Purchase Plan and elects such payroll deductions.

     Participants do not have the ability to assign or transfer their rights to purchase our common stock under the Employee Stock Purchase Plan.

     In the event that the outstanding shares of our common stock have been increased, decreased, changed into or been exchanged for a different number of or kind of shares of Company securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the Compensation Committee may make appropriate adjustments to the number and/or kind of shares which may be offered under the Employee Stock Purchase Plan.

     The Board of Directors has the authority to terminate or amend the Employee Stock Purchase Plan; provided, however, that the Board of Directors may not (i) make any change in any option granted thereunder which adversely affects the rights of any Participant or, (ii) without the approval of the shareholders of iXL, increase the maximum number of shares which may be issued under the Employee Stock Purchase Plan.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE EMPLOYEE STOCK PURCHASE PLAN?

     Options granted under the Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis. A capital gain or capital loss on common stock purchased under the Plan would not be realized until the participant would sell the shares of common stock. If a Participant disposes of shares two years or more after the date of the beginning of the purchase period when the shares were acquired, and more than one year after the shares are purchased, the participant would recognize as ordinary income the lesser of: (i) the excess of the fair market value of the shares on the date of sale over the price paid or (ii) the discount (currently 15%) of the fair market value of the shares at the beginning of the purchase period(s). Additionally, the Participant would recognize a long-term capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus any amount taxed as ordinary compensation income). If a Participant disposes of shares within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased, the Participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date(s) over the price paid for the shares. Additionally, the Participant would recognize a capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus the amount taxed as ordinary compensation income). If the Participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss. We would not receive an income tax deduction upon either the grant or exercise of the option by the Participant, but generally would receive a deduction equal to the ordinary compensation income required to be recognized by the Participant as a result of the disposition of the shares if the shares are disposed of by the Participant within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased.

WHAT IS THE IMPORTANCE OF CONSULTING A TAX ADVISOR?

     The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Participant in the Plan may depend on his or her particular situation, each Participant should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the acquisition or disposition of common stock under the Plan.

WHAT IS THE VALUE OF THE BENEFITS THAT PARTICIPANTS CAN OBTAIN UNDER THE EMPLOYEE STOCK PURCHASE PLAN?

     Because participation in the Employee Stock Purchase Plan will vary from employee to employee and levels of participation among Participants will also vary, it is not possible to determine the value of benefits which may be obtained by Participants and other employees under the Employee Stock Purchase Plan.

     The Board recommends that you vote FOR approval of the Employee Stock Purchase Plan.

                              CERTAIN TRANSACTIONS

IXL EQUITY INVESTMENTS

     The following table sets forth the purchases of iXL's capital stock by iXL's executive officers, directors, five percent shareholders and their respective affiliates and certain related parties since January 1, 1999:

                                                                                  AGGREGATE
PURCHASER                    DATE OF TRANSACTION      SECURITIES PURCHASED      PURCHASE PRICE
---------                    -------------------   ---------------------------  --------------
General Electric Capital
  Assurance Company........  January 15, 1999      5,000 shares of Class A       $ 5,000,000
                                                     Convertible Preferred
                                                     Stock
GE Capital Equity
  Investments, Inc.........  June 8, 1999          1,500,000 shares of common     18,000,000
                                                     stock
General Electric Pension
  Trust....................  June 8, 1999          500,000 shares of common        6,000,000
                                                     stock
Greystone Capital Partners
  I, L.P. (affiliate of
  Thomas G. Rosencrants,
  Director of iXL).........  January 15, 1999      10,000 shares of Class A       10,000,000
                                                     Convertible Preferred
                                                     Stock

     In connection with each of the issuances described above, the purchasers listed above were required to execute iXL's shareholders' agreement and registration rights agreement. Each issuance described above was valued based on iXL's estimate of its fair market value at the time of each issuance.

     In the case of the sales of common stock to GE Capital Equity Investments, Inc. and General Electric Pension Fund, the purchase occurred simultaneous with the closing of iXL's initial public offering at a purchase price equal to the initial public offering price of $12.00 per share. The business purpose of each issuance was to raise working capital and each was made contemporaneous with, and on identical terms as, issuances to unaffiliated persons.

     In September 1998, iXL issued 1,000 shares of its Class A Convertible Preferred Stock to David E. Clauson as a condition to his employment with iXL. As payment of a portion of the purchase price for his shares, Mr. Clauson executed in favor of iXL a promissory note in the original principal amount of $900,000. This note was a non-recourse note secured by a pledge of the 1,000 shares of Class A Convertible Preferred Stock held by Mr. Clauson which were converted into 100,000 shares of common stock at the time of our initial public offering. This note accrues simple interest at rate of 5.48% per annum, and matures on the earlier of September 18, 2001 or the date on which Mr. Clauson transfers any of the 100,000 shares of common stock held by him. The issuance to Mr. Clauson was also made at about the same time and on identical terms as issuances made to unaffiliated persons, with the sole exception that Mr. Clauson, as a condition of the initiation of his employment, was permitted to pay a portion of the purchase price through execution of the promissory note described above. This 5.48% interest rate of the promissory note was determined with reference to the standard federal rate in effect at the time of the execution of the note. Mr. Clauson repaid the loan in full in January 2000.

     In connection with iXL's initial public offering, certain executive officers and directors of iXL purchased shares of iXL's common stock in such offering through iXL's directed share program. Certain of these purchases exceeded $60,000. All such purchases were made at the initial public offering price of $12.00 per share.

SHAREHOLDER BOARD DESIGNEES

     Under a shareholders agreement, we are required to include as board nominees at every annual shareholders' meeting (or at any special shareholders' meeting for the election directors) two individuals designated by the Kelso Funds and one individual designated by CB Investors, L.P. so long as each of these shareholders owns at least 5% of our outstanding common stock. See "Item 1 -- Election of Directors."

CONSUMER FINANCIAL NETWORK, INC. EQUITY INVESTMENTS

     On June 8, 1999, GE Capital Equity Investments, Inc. purchased 16,190,475 shares of iXL's subsidiary Consumer Financial Network, Inc.'s ("CFN") Series B Convertible Preferred Stock for an aggregate purchase price of $50 million. In connection with this issuance, CFN, iXL, and General Electric executed amendments to the existing CFN Stockholders Agreement and to the existing CFN Registration Rights Agreement, and an Investor Agreement with CFN. Under the CFN Registration Rights Agreement, iXL and General Electric have the right to force a registration of CFN's capital stock. The business purpose of this issuance was to raise working capital and to expand the relationship between General Electric and CFN. This issuance was valued based on a negotiated estimate of CFN's fair market value. iXL believes that this issuance was negotiated at arm's length and was made on terms no less favorable to iXL and CFN than could have been obtained from unaffiliated third parties.

     On March 22, 2000, CFN issued and sold an aggregate of 32,896,000 shares of its Series C Convertible Preferred Stock for a purchase price of $4.00 per share. Purchasers of these shares included the Kelso Funds (an aggregate of 1,250,000 shares), Chase Equity Associates, L.P., an affiliate of CB Capital Investors, L.P. (2,500,000 shares), First Union Corporation, an affiliate of First Union National Bank, the syndication agent under iXL's credit facility (6,250,000 shares), U. Bertram Ellis, Jr. (62,500 shares), C. Cathleen Raffaeli (43,750 shares), and Urchie B. Ellis, the father of U. Bertram Ellis, Jr. (5,000 shares). In connection with this equity financing, iXL, CFN, and the shareholders of CFN executed a Second Amended and Restated Stockholders Agreement and a Second Amended and Restated Registration Rights Agreement. The business purpose of this transaction was to raise working capital. This issuance was valued based on a negotiated estimate of the fair market value of CFN. iXL believes this issuance was negotiated at arms' length and was made on terms no less favorable to iXL and CFN than could have been obtained from unaffiliated third parties.

LOANS

     Chase Manhattan Bank is the Administrative Agent and sole lender under iXL's credit facility. Chase Manhattan Bank is a limited partner of CB Capital Investors, L.P.

OTHER TRANSACTIONS

     In April 1996, iXL paid Kelso & Company a fee of $150,000 for financial advisory services and reimbursed Kelso & Company for out-of-pocket expenses incurred in connection with rendering such services. In addition, iXL agreed to pay Kelso & Company an annual fee of $15,000 for continuing financial advisory services and to reimburse Kelso & Company for out-of-pocket expenses incurred, which in 1998 totaled approximately $85,000 and through September 30, 1999 totaled approximately $30,000 for 1999. iXL has also agreed to indemnify Kelso & Company against certain claims, losses, damages, liabilities and expenses which may arise in connection with rendering such financial advisory services. On June 8, 1999, Kelso & Company terminated its annual financial services agreement other than with respect to such indemnification and expenses provisions. In connection with consulting services regarding iXL's initial public offering, on June 8, 1999 iXL paid Kelso & Company a fee equal to $750,000. This fee was paid in 62,500 shares of common stock (based on the gross offering price of $12.00 per share prior to underwriting and other selling discounts). The business purpose of these transactions was to secure the advisory services of Kelso & Company.

     On April 7, 1999, iXL issued to General Electric Capital Corporation warrants to purchase 500,000 shares of common stock at an exercise price of $10.00 per share in exchange for marketing services. The business purpose of this transaction was to promote awareness of iXL's services.

     On June 8, 1999, iXL issued to GE Capital Equity Investments, Inc. warrants to purchase 1,500,000 shares of common stock at an exercise price per share equal to the initial public offering price of $12.00 per share. These warrants were issued in exchange for the implementation of a mutually satisfactory marketing campaign and as an incentive to make CFN's platform available to GE Capital Equity Investments, Inc. employees. The marketing campaign is governed by a marketing agreement which provides for the delivery by General Electric of marketing services expected to advertise General Electric's relationships with iXL and CFN and to improve awareness of iXL's and CFN's services. iXL believes these services to be valued at $1.2 million. The business purpose of this transaction was to promote awareness of iXL's services and to secure additional eligible employees to CFN's member base. CFN and General Electric are also discussing other expansions of this relationship, including co-marketing, data sharing, cross selling, technology licensing and other similar arrangements.

     Mr. Ellis is a limited partner in the partnership that owns the building in which iXL began leasing space in May 1997. Pursuant to the terms of the lease, iXL currently pays rent of approximately $134,000 per month, and the lease expires December 31, 2008. In 1999, iXL paid approximately $1.6 million in rental payments. iXL believes its lease of such space is at fair market value and was negotiated on an arm's-length basis. iXL's effective lease rate is $15.50 per square foot, compared to a range of $12.50 to $16.50 per square foot for comparable space.

     Each of iXL and CFN provides services in the ordinary course of business to each of Healtheon/ WebMD Corporation (for which Mr. Jeffrey T. Arnold, a director of ours, serves as Chairman and Chief Executive Officer and Mr. Ellis, our Chairman and CEO, serves as a director and is also a shareholder), CB Capital Investors, L.P., General Electric Capital Corporation, and Kelso & Company, or their respective affiliates. In 1999, iXL recognized revenues of approximately $10.3 million from CB Capital Investors, L.P. or its affiliates. In 1999, iXL recognized revenues of approximately $11.3 from General Electric Capital Corporation or its affiliates. In 1999, iXL recognized revenues of approximately $3.3 million from Healtheon/ WebMD Corporation. In 1999, iXL recognized revenues of approximately $85,000 from Kelso & Company or its affiliates.

     In April 1999, iXL-New York, Inc., a wholly owned subsidiary of iXL, and General Electric executed a Master Services Agreement under which iXL will provide services in the ordinary course of business to General Electric. Under this agreement, General Electric will be obligated to pay to iXL, for the first year of the term of the contract, the greater of $20 million or the actual billed value of the services provided by iXL. There are no guaranteed minimum payments after this initial period. This contract has a five-year term and is terminable by General Electric after the first anniversary of the contract. In partial consideration of this contract, iXL issued to GE Capital Equity Investments, Inc. warrants to purchase 1,000,000 shares of common stock for an exercise price of $15.00 per share. The business purpose of this transaction was to help solidify and expand its relationship with General Electric.

     On February 14, 2000, Creative Video Library, Inc., one of our wholly owned subsidiaries, contributed assets to FootageNow, Inc. in exchange for 7,750,000 shares of FootageNow's common stock (constituting 16% of the voting power of FootageNow). Contemporaneously with such asset contribution, FootageNow issued and sold an aggregate of 24,675,000 shares of its Series A Convertible Preferred Stock for a purchase price of $1.00 per share. Purchasers of these shares included the iXL Leaders Fund, L.P. (375,000 shares, constituting less than 1% of the voting power) and U. Bertram Ellis, Jr. (250,000 shares, constituting less than 1% of the voting power). Mr. Ellis also serves as a director of FootageNow. In connection with this equity financing, Creative Video, FootageNow, and the shareholders of FootageNow executed a Stockholders Agreement and a Registration Rights Agreement. The business purpose of this transaction was to raise working capital for FootageNow. This issuance was valued based on a negotiated estimate of the fair market value of FootageNow. The asset contribution by Creative Video was approved by the Spin-Off Committee of our Board of Directors. We believe this issuance was negotiated at arms' length and was made on terms no less favorable to iXL and Creative Video than could have been obtained from unaffiliated third parties. Contemporaneously with these transactions, (a) iXL, Inc., another of our wholly owned subsidiaries, executed a Master Services Agreement with FootageNow regarding the delivery of services in the ordinary course of business by iXL, Inc. to FootageNow, and (b) iXL Enterprises, Inc. and FootageNow executed a Strategic Alliance Agreement pursuant to which FootageNow will participate in the iXL Ventures Program and iXL has become FootageNow's preferred provider of iXL's core services, and likewise FootageNow has become iXL's preferred provider of FootageNow's core services.

     On March 22, 2000, iXL Ventures, Inc., a wholly-owned subsidiary of iXL Enterprises, Inc., and CFN entered into an iXL Ventures Program Agreement pursuant to which CFN has agreed to pay iXL Ventures, Inc. for management services a one-time management fee of $150,000 and thereafter a quarterly fee of $25,000 during the initial three-year term of the Agreement as well as any renewal thereof.

     In March 2000, iXL-Memphis, Inc., one of our wholly owned subsidiaries, contributed assets to AppGenesys, Inc. in exchange for 10 million shares of AppGenesys' Series A Convertible Preferred Stock and 10 million shares of AppGenesys' Series B Convertible Preferred Stock (constituting in the aggregate approximately 27% of the voting power of AppGenesys). Contemporaneously with such asset contribution, AppGenesys issued and sold an aggregate of 50 million shares of its Series A Convertible Preferred Stock for a purchase price of $1.00 per share. Purchasers of these shares included Kelso Funds (an aggregate of 7,300,000 shares, constituting approximately 10% of the voting power), CB Capital Investors, Inc. (7,154,000 shares, constituting approximately 10% of the voting power), Flatiron Fund, LLC and Flatiron Associates, LLC (of which our director Mr. Colonna is an affiliate) (an aggregate of 2,846,000 shares, constituting approximately 4% of the voting power), NeoCarta Ventures, L.P. and NeoCarta Scout Fund, LLC (in which the iXL Leaders Fund, L.P., Mr. Ellis, and certain principals of the Kelso investment professionals, including our directors Mr. Bynum and Mr. Wall, hold an interest) (an aggregate of 3,000,000 shares, constituting approximately 4% of the voting power), the iXL Leaders Fund, L.P. (500 shares, constituting less than 1% of the voting power), and U. Bertram Ellis, Jr. (225,000 shares, constituting less than 1% of the voting power). Mr. Nussey serves as a director of AppGenesys. In connection with this equity financing, iXL, AppGenesys, and the shareholders of AppGenesys executed a Stockholders Agreement and a Registration Rights Agreement. The business purpose of this transaction was to raise working capital for AppGenesys. This issuance was valued based on a negotiated estimate of the fair market value of AppGenesys. The asset contribution by iXL-Memphis was approved by the Spin-Off Committee of the Board of Directors. We believe this issuance was negotiated at arms' length and was made on terms no less favorable to iXL and iXL-Memphis than could have been obtained from unaffiliated third parties. Contemporaneously with these transactions, (a) iXL, Inc., one of our wholly owned subsidiaries, executed a Master Services Agreement with AppGenesys regarding the delivery of services in the ordinary course of business by iXL, Inc. to AppGenesys, and (b) iXL Enterprises, Inc. and AppGenesys executed a Strategic Alliance Agreement pursuant to which AppGenesys will participate in the iXL Ventures Program and iXL has become AppGenesys' preferred provider of iXL's core services, and likewise AppGenesys has become iXL's preferred provider of AppGenesys' core services.

     In April 2000, iXL and iXL Ventures, Inc., one of our wholly owned subsidiaries, contributed assets to CyberStarts, Inc. ("CyberStarts") in exchange for 18.2 million shares of CyberStarts' Common Stock (constituting in the aggregate approximately 26% of the voting power of CyberStarts). Contemporaneously with such asset contribution, CyberStarts issued and sold an aggregate of 42.72 million shares of its Series A and Series A-1 Convertible Preferred Stock for a purchase price of $1.00 per share. Purchasers of these shares included the iXL Leaders Fund, L.P. (500,000 shares, constituting less than 1% of the voting power), and U. Bertram Ellis, Jr. (500,000 shares, constituting less than 1% of the voting power). Mr. Ellis also serves as a director of CyberStarts. In connection with this equity financing, iXL, CyberStarts, and the shareholders of CyberStarts executed a Stockholders Agreement and a Registration Rights Agreement. The business purpose of this transaction was to raise working capital for CyberStarts. This issuance was valued based on a negotiated estimate of the fair market value of CyberStarts. The asset contribution by iXL and iXL Ventures was approved by the Spin-Off Committee of our Board of Directors. We believe this issuance was negotiated at arms' length and was made on terms no less favorable to iXL and iXL Ventures than could have been obtained from unaffiliated third parties. Contemporaneously with these transactions, (a) iXL executed an Internet Consulting Services Agreement with CyberStarts regarding the delivery of services in the ordinary course of business by iXL to CyberStarts, and (b) iXL Enterprises, Inc. and CyberStarts executed a Strategic Alliance Agreement pursuant to which (i) CyberStarts will participate in the iXL Ventures Program and iXL has become CyberStarts' preferred provider of iXL's core services, and likewise CyberStarts has become iXL's preferred provider of CyberStarts' core services, and (ii) iXL will refer to CyberStarts investment opportunities in early stage internet companies engaged in the financial services and transportation industries.

     iXL believes that all of the transactions set forth above were negotiated at arm's length and were made on terms no less favorable to iXL than could have been obtained from unaffiliated third parties.

               RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP served as our independent public accountants for the 1999 fiscal year and will serve in that capacity for the 2000 fiscal year unless the Board of Directors deems it advisable to make a substitution. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

                                 OTHER BUSINESS

     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholders interested in submitting a proposal for inclusion in the proxy materials for iXL's annual meeting of shareholders in 2001 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary no later than December 28, 2000. Notice of a shareholder proposal submitted outside the procedures of Rule 14a-8 will be considered untimely unless submitted by January 30, 2001. If a proposal is not submitted by that date, the persons named in our proxy for the 2001 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2001 annual meeting.

                                          By Order of the Board of Directors

                                          JAMES S. ALTENBACH
                                          Secretary

Atlanta, Georgia
April 28, 2000

                                                                         ANNEX A

                             iXL ENTERPRISES, INC.
                        1999B EMPLOYEE STOCK OPTION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE APRIL 26, 2000)

1. PURPOSES.

     The purpose of the iXL Enterprises, Inc. 1999B Employee Stock Option Plan (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

2. DEFINITIONS.

     (a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Board" means the Board of Directors of the Company.

          "Cause" means (i) the willful failure by the Participant (other than due to physical or mental illness) to perform substantially his duties as an employee of the Company or any Subsidiary after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

          "Change in Control" means the occurrence of any of the following events:

             (1) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

             (2) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding Kelso, the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

             (3) the stockholders of the Company shall approve a definitive agreement (A) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (B) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; provided, in each case, that such transaction shall have been consummated; or

             (4) the purchase of Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than Kelso, the Company, any Subsidiary, or an employee benefit plan of the Company or any Subsidiary, for 20% or more of the Stock of the Company.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

          "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board or such other committee as the Board may from time to time designate to administer the Plan (or in the absence of any such designation, the Board), provided that such committee shall consist of two or more members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Act.

          "Company" means iXL Enterprises, Inc., a Delaware corporation, and any successor thereto.

          "Disability" means, unless otherwise determined by the Committee with respect to a particular Option, disability of the Participant within the meaning of any long-term disability plan maintained by the Company.

          "Employee" means any employee of the Company or any Subsidiary; provided that, at any time prior to the date on which the Plan is approved by the Company's shareholders, "Employee" shall not include any employee of the Company or any Subsidiary that is an "officer or director" of the Company or any Subsidiary, within the meaning of Nasdaq Marketplace Rule 4460(i)(1)(A).

          "Fair Market Value" means, on any date, the closing price of the Stock on a national securities exchange (or on such other recognized quotation system on which the trading prices of the Stock are quoted at the relevant time) on such date, provided that in the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

          "Kelso" means Kelso Investment Associates V, L.P., together with Kelso Equity Partners V, L.P.

          "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either
     (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) a "Nonstatutory Stock Option" (NSO). Unless the Committee shall otherwise specify at the time of grant, any Option granted hereunder shall be a Nonstatutory Stock Option.

          "Participant" means any Employee designated by the Committee to receive an Option under the Plan.

          "Preexisting Plan" means the Company's 1996 Stock Option Plan.

          "Retirement" means termination of a Participant's employment on or after the normal retirement date or, with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company, or any Subsidiary in which the Participant participates.

          "Stock" means the common stock of the Company, par value $0.01 per share.

          "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

          (b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3. POWERS OF THE COMMITTEE

     The Committee shall be responsible for the administration of the Plan, including, without limitation, determining which Employees receive Options, what kind of Options are granted under the Plan and for what number of shares, and the other terms and conditions of each such Option. The Committee may establish different terms and conditions for different types of Options, for different Participants receiving the same type of Option and for the same Participant for each Option such Participant may receive, whether or not granted at different times. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company, all Participants and any person claiming under or through any Participant.

4. STOCK SUBJECT TO PLAN

     (a) Number. Subject to the provisions of Section 4(b) and (c), the number of shares of Stock subject to Options under the Plan may not exceed the sum of
(i) 31,094,353, minus (ii) the number of shares of Stock that are subject to outstanding Options under this Plan and under the Preexisting Plan as of April 26, 2000, plus (iii) the number of any shares which, after the effective date of the Plan, become available for Options under this Plan in accordance with
Section 4(b) below. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of any Option granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limit. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose. No additional options shall be granted under the Company's 1996 Stock Option Plan (the "Preexisting Plan").

     (b) Canceled, Terminated, or Forfeited Options. Any shares of Stock subject to any Option granted hereunder or under the Pre-Existing Plan which for any reason is canceled, expired, terminated forfeited or otherwise settled without the issuance of any Stock shall be available for further Options under the Plan.

     (c) Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary cash dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change or other similar event that affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be optioned and sold under the Plan (including, without termination, adjusting the limits on the number and types of Options that may be made under the Plan), (ii) the number and kinds of shares subject to outstanding Options and (iii) the exercise price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option. However, the number of shares subject to any Option shall always be a whole number.

5. STOCK OPTIONS

     (a) Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options, provided that no Incentive Stock Option shall be granted to any

Employee who is not eligible to receive such an Option under Section 422 of the Code and the regulations thereunder. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Without limiting the foregoing, the Committee may grant Options containing provisions for the issuance to the Participant, upon exercise of such Option and payment of the exercise price therefor with previously owned shares of Stock, of an additional Option for the number of shares so delivered. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     (b) Option Price. Unless otherwise determined by the Committee at the time of grant, Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value of a share of Stock on the date the Option is granted.

     (c) Exercise of Options. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose, either at or after the time of grant of such Options; provided that no Option shall be exercisable for more than 10 years after the date on which it is granted.

     (d) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, the Committee may provide, on such terms and conditions as the Committee determines appropriate, that payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest), (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

     (e)  Termination of Employment Due to Death, Disability or
Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death, Disability or Retirement, any Options granted to such Participant which are exercisable at the date of his or her death, Disability or Retirement may be exercised at any time prior to the earlier of the expiration of the term of the Options or within one (1) year (or such other period as the Committee shall determine at the time of grant) following the Participant's termination of employment; provided, however, that in the case of an Incentive Stock Option, if the Participant's employment terminates by reason of Retirement, the Participant must exercise his or her Incentive Stock Options within three (3) months of the date of such termination of employment in order to receive Incentive Stock Option tax treatment, otherwise the Options shall be treated as Non-Statutory Stock Options. Unless otherwise determined by the Committee at the time of grant, and Options which have not become exercisable in accordance with the terms thereof shall be cancelled upon the Participant's termination of employment.

     (f) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than those described in Section 5(e), any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment shall be exercisable at any time prior to the earlier of the expiration of the term of the Options or the sixtieth day following the Participant's termination of employment; provided that, if a Participant's employment is terminated for Cause, all Options granted to such Participant which are then outstanding shall be immediately forfeited (whether or not then exercisable).

     (g) Incentive Stock Options. The terms of this Plan relating to Incentive Stock Options shall be interpreted so as to qualify the Plan under Section 422 of the Code to the fullest extent possible.

     (h) Buyout. The Committee may at any time offer to buy out an Option previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

6. CHANGE IN CONTROL

     (a) Accelerated Vesting and Payment. Subject to the provisions of Section 6(b) below, in the event of a Change in Control, each Option shall be, at the discretion of the Committee, either canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option, or fully exercisable regardless of the exercise schedule otherwise applicable to such Option.

     (b) Alternative Options. Notwithstanding Section 6(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Option must:

          (i) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (ii) have substantially equivalent economic value to such Option (determined at the time of the Change in Control);

          (iii) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in any such case without the Participant's written consent.

7. AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, except that no amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant to whom such Option was granted. Notwithstanding the foregoing, the Board may not increase the total number of shares of Stock subject to the Plan without such shareholder approval as is necessary to preserve any applicable Incentive Stock Option treatment (except pursuant to Section 4(c)).

8. MISCELLANEOUS PROVISIONS

     (a) Nontransferability of Options. No Incentive Stock Option and, unless the Committee shall permit (on such terms and conditions as it shall establish) a Non-Statutory Stock Option to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), no Non-Statutory Stock Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

     (b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate.

     (c) No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company, or any Subsidiary to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company, or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

     (d) Tax Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Options under this Plan. No shares shall be issued pursuant to any Option unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Option. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Stock (including Stock issuable in respect of an Option) to satisfy, in whole or in part, the amount required to be withheld.

     (e) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Options, the issuance or delivery of Stock under any Option or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Option or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise of any Option under this provision shall not extend the term of such Options, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Option (or Stock issuable thereunder) that shall lapse because of such postponement.

     (f) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

     (g) Effective Date. The Plan shall be effective on November 1, 1999. No Options may be granted under the Plan after November 1, 2009.

     (h) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

     (i) Deferrals. The Committee may postpone the exercising of Options, the issuance or delivery of Stock under any Option or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Option other than an Incentive Stock Option.

     (j) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

     (k) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Option shall be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

     (l) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Section 7, to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

                                                                         ANNEX B

                             iXL ENTERPRISES, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                   BACKGROUND

     1.1 ESTABLISHMENT OF THE PLAN. iXL Enterprises, Inc. (the "Corporation") hereby establishes a stock purchase plan to be known as the "iXL Enterprises, Inc. 2000 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

     1.2 APPLICABILITY OF THE PLAN. The provisions of this Plan are applicable only to certain individuals who, on or after March 1, 2000, are employees of the Corporation and its subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its subsidiaries, if any, are participating in the Plan.

     1.3 PURPOSE. The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating subsidiaries through ownership of Common Stock of the Corporation.

                                   ARTICLE II

                                  DEFINITIONS

     Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

     2.1 ADMINISTRATOR. Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

     2.2  BOARD.  Board shall mean the Board of Directors of the Corporation.

     2.3 CODE. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

     2.4 COMMITTEE. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Corporation shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

     2.5 COMMON STOCK. Common Stock shall mean the common stock, par value $.01, of the Corporation.

     2.6 COMPENSATION. Compensation shall mean, for any Participant, for any Offering Period, the Participant's gross wages for the respective period, subject to appropriate adjustments that would exclude items such as non-cash compensation and reimbursement of moving, travel, trade or business expenses.

     2.7 CONTRIBUTION ACCOUNT. Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant's Compensation pursuant to Article VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

     2.8 CORPORATION. Corporation shall mean iXL Enterprises, Inc., a Delaware corporation.

     2.9 DIRECT REGISTRATION SYSTEM. Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange, Inc. or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder's name in book-entry form on the books of the Corporation.

     2.10 EFFECTIVE DATE. Effective Date shall mean the effective date of the Plan, which shall be the later of July 1, 2000 or the effective date of the Corporation's registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

     2.11 ELIGIBLE EMPLOYEE. An Employee eligible to participate in the Plan pursuant to Section 3.1.

     2.12 EMPLOYEE. Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

     2.13 EMPLOYER. Employer shall mean the Corporation and any Subsidiary designated by the Committee as an employer participating in the Plan.

     2.14 FAIR MARKET VALUE. Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the Nasdaq National Market on such date or on the last previous date on which such stock was traded.

     2.15 OFFERING DATE. Offering Date shall mean the first Trading Date of each Offering Period.

     2.16 OFFERING PERIOD. Offering Period shall mean the quarterly periods beginning January 1, April 1, July 1 and October 1, respectively, of each year during which offers to purchase Common Stock are outstanding under the Plan; provided, however, that the initial Offering Period shall be the period beginning on the Effective Date and ending on September 30, 2000. No payroll deductions shall be taken until the Effective Date.

     2.17 OPTION. Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

     2.18 PARTICIPANT. Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 3.2.

     2.19 PLAN. Plan shall mean the iXL Enterprises, Inc. 2000 Employee Stock Purchase Plan, as amended and in effect from time to time.

     2.20 PURCHASE DATE. Purchase Date shall mean the last Trading Date of each Offering Period.

     2.21 PURCHASE PRICE. Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

     2.22 REQUEST FORM. Request Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee's payroll deduction in accordance with Section 6.2, and contains such other terms and provisions as may be required by the Administrator.

     2.23 STOCK ACCOUNT. Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon until distributed in accordance with the terms of the Plan.

     2.24 SUBSIDIARY. Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Corporation as defined in Code
Section 424(f).

     2.25 TRADING DATE. Trading Date shall mean a date on which shares of Common Stock are traded on a national securities exchange (such as the New York Stock Exchange), the Nasdaq National Market or in the over-the-counter market.

     Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

          (a) the Offering Date immediately following the Employee's last date of hire by an Employer; or

          (b) the Effective Date.

     On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in
Section 5.2.

     3.2 INITIAL PARTICIPATION. An Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Offering Period, subject to the limits and procedures described in Article VI. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3.

     3.3 LEAVE OF ABSENCE. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For purposes of this Plan, such individual's employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

                                   ARTICLE IV

                                STOCK AVAILABLE

     4.1 IN GENERAL. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 1,500,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Corporation. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' Contribution Accounts shall be distributed to the Participants as soon as practicable.

     4.2 ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribu-tion with respect to holders of the Corporation's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

     4.3 DISSOLUTION, LIQUIDATION, OR MERGER. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Purchase Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Committee shall take such steps in connection with these transactions as the Committee deems necessary or appropriate to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

                                   ARTICLE V

                               OPTION PROVISIONS

     5.1 PURCHASE PRICE. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the lesser of:

          (a) 85 percent of the Fair Market Value of a share of Common Stock on the Offering Date; or

          (b) 85 percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

     5.2 CALENDAR YEAR $25,000 LIMIT. Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section
423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

     5.3 OFFERING PERIOD LIMIT. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 750 shares.

                                   ARTICLE VI

                            PURCHASING COMMON STOCK

     6.1 PARTICIPANT'S CONTRIBUTION ACCOUNT. The Administrator shall establish a book account in the name of each Participant for each Offering Period. As discussed in Section 6.2 below, a Participant's payroll deductions shall be credited to the Participant's Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

     During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Corporation does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be held by the Corporation as the nominee for the Participant. These shares shall be credited to the Participant's Stock Account. Certificates shall be held by the Corporation as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Corporation shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

     All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan.

     6.2  PAYROLL DEDUCTIONS; DIVIDENDS.

     (a) Payroll Deductions. By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole percentage up to a maximum of ten percent (10%) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction shall not be less than two percent (2%) of such Employee's Compensation payable each payroll period.

     (b) Dividends. Cash dividends paid on Common Stock which is credited to a Participant's Stock Account as of the dividend payment date shall be credited to the Participant's Stock Account and paid to the Participant as soon as practicable.

     6.3 DISCONTINUANCE. A Participant may discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 30 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not resume participation in the Plan until the following Offering Period.

     Any amount held in the Participant's Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

     6.4 LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to
Section 6.2. The cash standing to the credit of the Participant's Contribution Account shall become subject to the provisions of Section 7.1.

     If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

     6.5 AUTOMATIC EXERCISE. Unless the cash credited to a Participant's Contribution Account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. If there is a cash balance remaining in the Participant's Contribution Account at the end of an Offering Period representing the exercise price for a fractional share of Common Stock, such balance may be retained in the Participant's Contribution Account for the next Offering Period, unless the Participant requests that it be refunded, without interest. Any other cash balance remaining in the Participant's Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2.

     Except as provided in the preceding paragraph, if the cash credited to a Participant's Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period, such excess cash shall be refunded to the Participant. Except as provided in the preceding paragraph, the excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's Contribution Account for a future Offering Period.

     Each Participant shall receive a statement on an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

     6.6 LISTING, REGISTRATION, AND QUALIFICATION OF SHARES. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

                                  ARTICLE VII

                           WITHDRAWALS; DISTRIBUTIONS

     7.1 DISCONTINUANCE OF DEDUCTIONS; LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. In the event of a Participant's complete discontinuance of payroll deductions under Section 6.3 or a Participant's leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's Contribution Account shall be --

          (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least 30 days before the next Purchase Date; or

          (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

     7.2 IN-SERVICE WITHDRAWALS. During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Corporation does not participate in a Direct Registration System, (i) a Participant may, while an Employee of the Corporation or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days' written notice to the Administrator, and (ii) each Participant shall be permitted only one withdrawal under this Section during each Offering Period. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant's Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant's Stock Account, whether or not the Participant so requests.

     7.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH. If a Participant terminates employment with the Corporation and the Subsidiaries for reasons other than death, the cash balance in the Participant's Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.4 DEATH. In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant's estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant's Stock Account shall be distributed to the estate as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.5 REGISTRATION. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant's name jointly with a member of the Participant's family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant's name), or (c) in a manner giving effect to the status of such shares as community property. No other names may be included in the Common Stock registration. The Corporation shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Corporation in connection with such issuance or transfer.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

     8.1 AMENDMENT. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

          (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

          (b) unless previously approved by the stockholders of the Corporation, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Corporation's Common Stock is listed:

             (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in Section 2.13,

             (2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 4.2 and 4.3), or

             (3) materially increase the benefits to Participants under the Plan.

     8.2 TERMINATION. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in
Section 4.1.

     Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' Contribution Accounts shall be distributed as soon as practicable, without interest.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 SHAREHOLDER APPROVAL. The Plan shall be approved and ratified by the stockholders of the Corporation, not later than 12 months after adoption of the Plan by the Board of Directors of the Corporation, pursuant to Treasury regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall be null and void, and all payroll deductions to the Plan shall cease. The cash balances and Common Stock credited to Participants' accounts shall be promptly distributed to them; and any Common Stock certificates issued and delivered to Participants prior to such date shall remain the property of the Participants.

     9.2 EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

     9.3 TAX WITHHOLDING. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

     9.4 RIGHTS NOT TRANSFERABLE. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

     9.5 NO REPURCHASE OF STOCK BY CORPORATION. The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

     9.6 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent such laws are preempted by the laws of the United States.

     9.7 SHAREHOLDER APPROVAL; REGISTRATION. The Plan was adopted by the Board of Directors of the Corporation on February 23, 2000 to be effective as of the Effective Date, provided that no payroll deductions may begin until a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan, has become effective. The Plan is subject to approval by the stockholders of the Corporation within 12 months of approval by the Board of Directors.

                          * * * * * * * * * * * * * *

     The foregoing is hereby acknowledged as being the iXL Enterprises, Inc. 2000 Employee Stock Purchase Plan as adopted by the Board of Directors of the Corporation on February 23, 2000.

                                          iXL ENTERPRISES, INC.

                                          By:
                                            ------------------------------------

                                          Its:
                                            ------------------------------------

                                 [FORM OF PROXY]

                              IXL ENTERPRISES, INC.
                                ATLANTA, GEORGIA
                         ANNUAL MEETING OF SHAREHOLDERS

      The undersigned shareholder of iXL Enterprises, Inc. (the "Company"), Atlanta, Georgia, hereby constitutes and appoints U. Bertram Ellis, Jr. and William C. Nussey or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company's offices at 1900 Emery Street, NW, Atlanta, Georgia 30318, on May 30, 2000, at 10:30 a.m., Atlanta time, (the "Annual Meeting"), or at any adjournments or postponements thereof, upon the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated April 28, 2000, the receipt of which, together with the Annual Report to Shareholders, is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors, if any nominee named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

1.   ELECTION OF DIRECTORS:
     On the proposal to elect each of the following directors to serve until the 2001 Annual Meeting of Shareholders of the Company or until his successor is elected and qualified:

     Jeffrey T. Arnold        |_| For   |_| Withhold     Niraj S. Shah           |_| For   |_| Withhold
     Frank K. Bynum, Jr.      |_| For   |_| Withhold     Thomas G. Rosencrants   |_| For   |_| Withhold
     Jerome D. Colonna        |_| For   |_| Withhold     Thomas W. Wall, IV      |_| For   |_| Withhold
     U. Bertram Ellis, Jr.    |_| For   |_| Withhold     Jeffrey C. Walker       |_| For   |_| Withhold
     William C. Nussey        |_| For   |_| Withhold     Gary C. Wendt           |_| For   |_| Withhold

2.   APPROVAL OF THE AMENDED AND RESTATED 1999B EMPLOYEE STOCK OPTION PLAN
                  |_| For    |_| Against  |_|  Abstain

3.   ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN
                  |_| For    |_| Against  |_|  Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTOR NOMINEES, FOR THE ADOPTION OF THE AMENDED AND RESTATED 1999B EMPLOYEE STOCK OPTION PLAN AND FOR THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                              Shares Held: ____________________________________

                              _________________________________________________
                                          Signature of Shareholder

                              _________________________________________________
                                 Signature of Shareholder (if held jointly)

                              Dated: __________________________________________
                                              Month         Day

                              Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      THIS PROXY IS SOLICITED ON BEHALF OF IXL ENTERPRISES, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.
-------------------------------------------------------------------------------
               Please detach proxy at perforation before mailing.
                   YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

                 IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET,
                         PLEASE DO NOT MAIL YOUR PROXY.

------------------------------------------------------------------------------------------------------------------------------
              VOTE BY TELEPHONE                             VOTE BY INTERNET                               VOTE BY MAIL
           Call TOLL-FREE using a                        Access the Website and                      Return your Proxy in the
              Touch-Tone phone                               cast your vote                            POSTAGE-PAID envelope
               1-800-250-9081                            http://www.votefast.com                             provided.
------------------------------------------------------------------------------------------------------------------------------

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

      Your telephone or internet vote must be received by 5:00 p.m. Atlanta time on May 29, 2000, to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you an follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website at http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, Georgia 30202.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 5:00 p.m. Atlanta time, May 29, 2000, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.